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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1996, in the Registration Statement (Form S-3) and related Prospectus of HON INDUSTRIES Inc. for the registration of 3,395,000 shares of its common stock.

  We also consent to the incorporation by reference therein of our report dated January 30, 1996 with respect to the financial statement schedule of HON INDUSTRIES Inc. for the years ended December 30, 1995 and December 31, 1994, included in the Annual Report (Form 10-K) for 1996 filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Chicago, Illinois
September 24, 1997